UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 306-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 16, 2010, Radio One, Inc. (the “Company”) announced that it had commenced: (i) an exchange offer (the “Exchange Offer”) for all of its outstanding 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes”) and 6 3/8% Senior Subordinated Notes due 2013 (the “2013 Notes,” and together with the 2011 Notes, the “Existing Notes”) into the Company’s new 11.0%/12.0% Senior Grid Notes due 2017 (the “Exchange Notes”); (ii) a consent solicitation to amend the indentures governing the Existing Notes (the “Consent Solicitation”) and; (iii) an offer to subscribe (the “Subscription Offer” and together with the Exchange Offer and the Consent Solicitation, the “Offers”) to purchase $100.0 million in aggregate principal amount of the Company’s new 8.5%/9.0% Second-Priority Senior Secured Grid Notes due 2016 (the “Second Lien Notes”).

The Company will use the majority of the net proceeds from the Second Lien Notes to fund the acquisition of additional equity interests in TV One, LLC (“TV One”) (the “TV One Acquisition”).

The Company negotiated the terms of the Offers with an ad hoc group of holders of Existing Notes (the “Ad Hoc Group”), which collectively represent approximately 80% of the aggregate principal amount of outstanding Existing Notes.  A summary of the terms of the Offers and certain other information is set forth in Item 7.01 herein.

Item 1.01  Entry into a Material Definitive Agreement.

Commitment Letter for New Senior Credit Facility

In connection with the Offers, on June 16, 2010, the Company executed a commitment letter (the “Commitment Letter”) with certain affiliates of Deutsche Bank relating to a new senior secured credit facility comprised of a $50.0 million revolving facility and a $350.0 million term loan (the “New Senior Credit Facility”), the proceeds of which will be used to refinance all of the Company’s outstanding indebtedness under its existing senior credit facility (the “Existing Credit Facility”).  Pursuant to the commitment letter, Deutsche Bank Trust Company Americas committed to provide the $50.0 million revolving facility and Deutsche Bank Securities Inc. agreed to use commercially reasonable efforts to syndicate the $350.0 million term loan.  The proposed terms of the New Senior Credit Facility are set forth in Exhibit B to the Commitment Letter, which together with the Commitment Letter, are attached hereto as Exhibit 99.1 and incorporated by reference.  The material terms of the New Senior Credit Facility, in summary form, include:

•
a final maturity date of the term loan on the date occurring 91 days prior to the sixth anniversary of the initial closing of the Offers, which initial closing is referred to herein as the “Early Settlement Date” (the “Initial Term Loan Maturity Date”); provided, that the final maturity date of the term loan will instead be the date occurring on the seventh anniversary of the Early Settlement Date if $15 million or less in aggregate principal amount of the Second Lien Notes remains outstanding on the last day of the Company’s fiscal quarter ended nearest (and prior to) the Initial Term Loan Maturity Date. The final maturity date of the revolving facility will be four years from the Early Settlement Date;

•
loans may be maintained from time to time as base rate loans or London Interbank Offered Rate (“LIBOR”) loans, at the Company’s option.  Interest on base rate loans accrues at the base rate (with a base rate floor of 3.00% per annum in the case of term loans) plus an applicable margin of 4.00% in the case of the term loans and 3.50% in the case of the revolving facility.  Interest accrues on LIBOR loans at LIBOR (with a LIBOR floor of 2.00% per annum in the case of term loans) plus an applicable margin of 5.00% in the case of the term loans and 4.50% in the case of the revolving facility.  The applicable margin with respect to the revolving facility maintained as base rate loans or LIBOR loans will be 0.50% below the applicable margin with respect to term loans maintained as base rate loans or LIBOR loans, as applicable.  The Company does not have any commitments from any lenders to provide it with the term loan under the New Senior Credit Facility, therefore the interest rates discussed in this paragraph are indicative only, and are subject to change during the syndication process for the term loan;

•
upon a bankruptcy or payment event of default (or any other event of default if requested by lenders representing a majority of commitments and/or outstanding loans, as applicable, under the New Senior Credit Facility), overdue principal and interest will bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by the applicable borrowing.  Such interest shall be payable on written demand;

•
an unconditional guaranty (a “guaranty”) of payment of all amounts owing under the New Senior Credit Facility by each of the Company’s direct and indirect restricted subsidiaries (except for immaterial subsidiaries, certain foreign subsidiaries and pass-through holding companies);

•
all amounts owing under the New Senior Credit Facility and (if applicable) any interest rate and foreign currency hedging  arrangements (and all obligations under the guaranties) will be secured by (x) subject to certain exceptions, a first priority perfected security interest in substantially all stock, other equity interests and promissory notes owned by the Company and its guaranteeing subsidiaries (subject to certain limitations for controlled foreign corporations) and (y) subject to certain exceptions, a first priority perfected security interest in substantially all other tangible and intangible assets (including, without limitation, receivables, inventory, equipment, contract rights, securities, patents, trademarks, other intellectual property, to the extent permitted by applicable law, Federal Communications Commission (“FCC”) licenses and the proceeds from any sale or disposition of any FCC license, cash, bank and securities deposit accounts and owned real property) owned by the Company and its guaranteeing subsidiaries, other than certain excluded assets;

•
quarterly installments of principal on the term loan payable quarterly for the first 6-3/4 years (or 5-1/2 years if the final maturity date of the term loan facility is not extended as provided above) following the Early Settlement Date in an amount equal to 0.25% of the aggregate principal amount of the terms loans incurred on the Early Settlement Date;

•
voluntary prepayments of amounts outstanding under the New Senior Credit Facility are permitted at any time, without premium or penalty, upon the giving of proper notice, subject to certain limitations on prepayment of the term loans if the revolving facility is in effect and a default or event of default exists under the New Senior Credit Facility.  Subject to certain exceptions, the revolving loans and the term loans are subject to mandatory prepayment and commitment reductions;

•	certain negative and affirmative covenants (subject to certain exceptions, qualifications and materiality thresholds);

•	certain financial ratios that the Company must maintain, including a minimum interest coverage ratio and a maximum first lien net leverage ratio; and

•
subject to certain important exceptions, certain events of default, including, without limitation, nonpayment of principal, interest and fees after a grace period, failure to comply with covenants, inaccuracy of representations and warranties in any material respect, cross default to certain other indebtedness, actual or asserted invalidity of credit documentation (including an intercreditor agreement) or subordination provisions or impairment of the security interests in a material portion of the collateral, material monetary and non-monetary judgments, material ERISA liabilities, change of control, certain bankruptcy or insolvency events and revocation, termination and/or suspension of FCC licenses or other required authorization that has had or could reasonably be expected to have a material adverse effect.

The Company does not have any commitments from any lenders to provide it with the $350.0 million term loan under the New Senior Credit Facility.  The Company will not be able to complete the Offers unless it obtains such commitments and otherwise reaches agreement with such lenders on the terms of the definitive documents that relate to the New Senior Credit Facility.  There can be no assurance that the Company will obtain such commitments or that it will otherwise reach agreement on the terms of the New Senior Credit Facility, as described above.

This summary of the Commitment Letter and the related proposed terms of the New Senior Credit Facility is qualified in its entirety by reference to the text of the Commitment Letter and Exhibit B thereto, attached hereto as Exhibit 99.1.

Support Agreement

In connection with the Offers, on June 16, 2010, the Company entered into an agreement (the “Support Agreement”) with the members of the Ad Hoc Group who have agreed, subject to terms and conditions set forth therein, to tender all of their Existing Notes into the Exchange Offer (and thereby provide their consents to the Consent Solicitation) and to subscribe to purchase on an aggregate basis up to $100.0 million in principal amount of the Second Lien Notes in the event that such Second Lien Notes are not otherwise subscribed for purchase by eligible holders of the Existing Notes in the Subscription Offer.

The Support Agreement will terminate: (i) automatically upon completion of the transactions contemplated by the Offers; (ii) upon mutual agreement of the Company and the holders of a majority of the outstanding principal amount of Existing Notes held by members of the Ad Hoc Group (the “Requisite Noteholders”); (iii) if the transactions contemplated by the Offers are not completed prior to July 31, 2010, as extended by the Company as permitted under the Support Agreement and; (iv) under certain other significant circumstances.

This summary of the Support Agreement is qualified in its entirety by reference to the text of the Support Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

The Offers

On June 16, 2010, the Company announced that it had commenced the Offers.  A summary of the terms of the Offers is contained within the Company’s press release attached hereto as Exhibit 99.2 and is incorporated by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company or into the Offering Memorandum (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Offers, the Company intends to distribute to certain eligible holders of its Existing Notes a confidential Exchange Offer and Consent Solicitation Statement and Offering Memorandum, dated June 16, 2010 (the “Offering Memorandum”), which contains, among other things, information regarding the terms and effects of the Offers and TV One Acquisition. Certain information included in the Offering Memorandum and other information provided by the Company to members of the Ad Hoc Group on a confidential basis may constitute material nonpublic information under Regulation FD.  Set forth below is a summary of such information.

Offer Conditions

The completion of the Offers is conditioned on a minimum of 95% of the combined aggregate principal amount outstanding of the 2011 Notes and the 2013 Notes (the “Minimum Tender Condition”) and several other significant conditions (collectively, the “Offer Conditions”).  The Offer Conditions include:

•	the Minimum Tender Condition;

•
all of the conditions to the purchase and sale of the Second Lien Notes pursuant to a note purchase agreement by and among the Company, its guaranteeing subsidiaries and the buyers of the Second Lien Notes shall have been satisfied, or in the Company’s reasonable judgment, will be satisfied on or prior to the “Early Settlement Date,” which is the date promptly following 5:00 p.m., New York City time on the date on which the Offer Conditions are initially satisfied or waived (such time, the “Early Settlement Time”), but not earlier than the expiration of the Subscription Offer, unless extended by the Company;

•
the TV One Acquisition shall be on terms consistent with the terms of the definitive documents provided to the Ad Hoc Group and all of the conditions to the TV One Acquisition will have been satisfied, or in the Company’s reasonable judgment, will be satisfied on or prior to the Early Settlement Date;

•
the terms of the New Senior Credit Facility, an intercreditor agreement, related security documents and the registration rights agreements concerning the Exchange Notes and the Second Lien Notes (the “Registration Rights Agreement”) shall be consistent with those set forth in the Offering Memorandum and all of the conditions to enter into the New Senior Credit Facility, the intercreditor agreement and the Registration Rights Agreements shall have been satisfied, or in the Company’s reasonable judgment, will be satisfied on or prior to the Early Settlement Date;

•
there not being any litigation or legal action taken or threatened which seeks to (or does) restrain, prevent or otherwise impose conditions on the transactions contemplated by the Offers, which individually or in the aggregate could reasonably be expected to result in a material adverse effect;

•
no action or event shall have occurred, failed to occur or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer and Consent Solicitation, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

(i)
challenges the making of either of the Exchange Offer or Consent Solicitation or the exchange of Existing Notes under the Exchange Offer or might, directly or indirectly, prohibit, prevent, restrict or delay completion of, or might otherwise adversely affect in any material manner, the Exchange Offer and Consent Solicitation or the exchange of Existing Notes under the Exchange Offer; or

(ii)
in the Company’s reasonable judgment, could adversely affect, in any material respect, the business, condition (financial or otherwise), income, operations, properties, assets, liabilities, taxes or prospects of it and its subsidiaries, taken as a whole;

•
the trustee of the Existing Notes shall not have objected in any respect to, or taken any action that could in the Company’s reasonable judgment adversely affect, the completion of the Exchange Offer and Consent Solicitation or the exchange of Existing Notes under the Exchange Offer, nor shall the trustee or any holder of Existing Notes have taken any action that challenges the validity or effectiveness of the procedures used by the Company in making the Exchange Offer and Consent Solicitation or the exchange of the Existing Notes under the Exchange Offer; and

•
there shall not have occurred or be continuing any tender or exchange offer with respect to some or all of the Company’s outstanding common stock, or any merger, acquisition or other business combination proposal involving the Company made by any person or entity, except for the transactions contemplated by the Offering Memorandum.

All of the foregoing conditions are for the Company’s benefit and, except as otherwise noted, may be waived by the Company, in whole or in part, in its sole discretion.  Under the terms of the Support Agreement, the Company is required to obtain the consent of the Requisite Noteholders before amending, modifying or waiving any of the Offer Conditions, including the Minimum Tender Condition.

In addition, the Company has agreed with the members of the Ad Hoc Group that: (i) it will not complete the Exchange Offer or issue the Exchange Notes in respect of the Existing Notes if any of the foregoing conditions are not satisfied or waived as of the Early Settlement Date; and (ii) it will return the Existing Notes to the holders who tendered such Existing Notes if the Early Settlement Date has not occurred on or prior to the seventh business day following the Early Settlement Time.

TV One Acquisition

In July 2003, the Company entered into a joint venture agreement (the “LLC Agreement”) with certain investors to create TV One, a cable television network featuring lifestyle, entertainment and news-related programming targeted primarily towards African-American viewers.  Pursuant to the terms of the LLC Agreement, the Company and an affiliate of Comcast Corporation (the “CC Investor”) were granted certain “call rights” pursuant to which Radio One and the CC Investor are entitled to purchase all of the equity interests of TV One held by certain financial investor and management members of the TV One.  On May 28, 2010, the Company entered into agreements with the CC Investor and certain of the members of the joint venture whereby: (i)  the CC Investor agreed to waive its participation under the call rights (subject to certain conditions) and permit the Company to exercise all of the call rights; and (ii) the Company agreed to exercise call rights (subject to certain conditions) to acquire approximately 15% of the outstanding equity interests of TV One from certain financial investor members and approximately 4% of the outstanding equity interests of TV One from certain management members, for an aggregate purchase price at closing of up to approximately $82 million in cash.

Pursuant to the LLC Agreement, the purchase price the Company is required to pay to exercise its call rights with respect to the approximately 4% of equity interests of TV One held by the management members is determined based on a third party appraisal as to the fair market value of such equity interests, as adjusted to reflect a specified return to the founding members of TV One on their invested capital. The third party appraisal has been completed and has resulted in a valuation of TV One which is slightly higher than the valuation that was used to determine the price the Company is paying for the TV One equity interests it is purchasing from the financial investor members.  The Company’s agreement with the financial investor members, however, includes a potential “true-up” payment by the Company of up to a maximum of $7.7 million in the event that TV One reaches a distribution agreement with either EchoStar or Cablevision with respect to a certain number of subscribers prior to December 31, 2011.  The Company has offered the management members the option of electing to have their equity interests repurchased by the Company on the same terms as the financial investor members (which would include a potential “true-up” payment by the Company of up to a maximum of $2.2 million in the event that TV One reaches a distribution agreement with either EchoStar or Cablevision with respect to a certain number of subscribers prior to December 31, 2011) instead of on the basis of the recently completed appraisal.

Sources and Uses

The Exchange Offer and Consent Solicitation, the entry into the New Senior Credit Facility, the TV One Acquisition and the related financing transactions with respect thereto are referred to herein as the “Transactions.”

Assuming the Transactions were completed as of March 31, 2010, the following table summarizes the estimated sources and uses of the consideration in connection with the Transactions.  The table below assumes that 95% in aggregate principal amount outstanding of each of the 2011 Notes and the 2013 Notes, or $286.4 million in collective aggregate principal amount, are exchanged by the Company in the Exchange Offer.  Actual amounts will differ from these estimates.

Sources of Funds		Uses of Funds
(Dollars in millions)

Exchange Notes offered hereby	$267.4	Repayment of Existing Credit Facility	$346.5
Second Lien Notes offered hereby	100.0	Consideration for Existing Notes	267.4
New Senior Credit Facility:		TV One Acquisition	82.0
Revolving facility	—	Estimated fees and expenses of Transactions	21.5
Term loan	350.0
Total sources of funds	$717.4	Total uses of funds	$717.4

Selected unaudited pro forma consolidated financial data

The following selected unaudited pro forma consolidated financial data have been derived by the application of pro forma adjustments to the historical consolidated financial statements found in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.  The pro forma adjustments give effect to the completion of the Transactions, as if those transactions have been completed on the dates indicated.  The selected unaudited pro forma consolidated financial data assumes that 95% in aggregate principal amount outstanding of each of the 2011 Notes and the 2013 Notes are exchanged by the Company in the Exchange Offer.

Historically, the Company has accounted for its investment in TV One under the equity method of accounting in accordance with Accounting Standards Codification 323, “Investments-Equity Method and Joint Ventures.”  As a result, the Company recorded its investment in TV One at cost on its consolidated balance sheet and adjusted the carrying amount of the investment to recognize the change in its claim on the net assets of TV One resulting from net income or losses of TV One as well as other capital transactions of TV One using a hypothetical liquidation at book value approach.  The Company reflected its proportionate share of TV One’s operating income or losses in its consolidated statements of operations as “Equity in income (loss) of affiliated company.”  Following the TV One Acquisition, the Company will account for TV One as a consolidated subsidiary with its results of operations being consolidated with the Company’s operations.  As a result, the Company will reflect the remaining minority interest of TV One in its consolidated balance sheet as a “Noncontrolling interest” and such minority interest’s proportionate share of TV One’s operating income or losses in its consolidated statements of operations as “Noncontrolling interest in (loss) income of subsidiaries.”

As a result of the purchase of the additional interests in TV One, the Company will adjust the carrying value of its existing investment in TV One, resulting in a non-cash unrealized gain of approximately $122 million.

The selected unaudited pro forma consolidated balance sheet data give pro forma effect to the Transactions as if those transactions had occurred on March 31, 2010.  The selected unaudited pro forma consolidated statements of operations data give pro forma effect to the Transactions as if those transactions had been completed as of January 1, 2009, which is the beginning of the earliest period presented.

The historical financial information for TV One included in this selected unaudited pro forma consolidated financial data has been derived from unaudited consolidated financial statements of TV One that have been provided to the Company in connection with the TV One Acquisition.  The Company has not been able to verify such financial information of TV One as completely as it would verify information produced from its internal sources.  Accordingly, investors are urged not to place undue reliance on this unaudited historical financial information of TV One.  Although the Company has informed TV One that it has included this historical financial information in this Form 8-K, TV One has not consented to such inclusion and does not assume any liability under this Form 8-K or in connection with the Transactions.

The selected unaudited pro forma consolidated financial data are for informational purposes only and should not be considered indicative of actual results that would have been achieved had the events been completed on the date or for the period presented, and does not purport to indicate consolidated balance sheet data or statement of operations data as of any future date or for any future period.  This selected unaudited pro forma consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and accompanying notes found in the Company’s reports filed with the SEC.

	Pro Forma
	Three Months Ended March 31,	Year Ended December 31,
	2010	2009
	(Unaudited)
	(In thousands, except share data)
Statement of Operations Data:
Net revenue	$84,189	$359,432
Operating (loss) income	2,074	(14,442)
Interest expense	17,095	68,021
Other income, net	271	225
(Loss) income before (benefit from) provision for income taxes, minority interest in income of subsidiaries and discontinued operations	(14,750)	(81,017)
(Benefit from) provision for income taxes	(309)	7,014
(Loss) income from continuing operations	$(14,441)	$(88,031)

Balance Sheet Data (at end of period):
Cash and cash equivalents	$21,394
Intangible assets, net	1,335,850
Total assets	1,526,902
Total debt (including current portion)	733,510
Total liabilities	924,696
Total stockholders’ equity	387,247

Projected Financial Information

The Company’s senior management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, certain financial projections prepared by senior management in connection with the Transactions were made available to the Company’s board of directors, to the members of Ad Hoc Group and their financial and legal advisors (collectively, their “Advisors”) and to potential lenders under the New Senior Credit Facility in connection with their consideration of the Transactions. The Company has included below the projected financial information to provide access to certain nonpublic information considered by such persons for purposes of considering and evaluating the Transactions. The inclusion of this information should not be regarded as an indication that the members of the Ad Hoc Group, their Advisors, the Company’s management, board of directors or any committee thereof, potential lenders under the New Senior Credit Facility or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections cover multiple quarters and such information by its nature becomes less reliable with each successive quarter. The financial projections were prepared solely for internal use and for the use of the members of the Ad Hoc Group, their Advisors, the potential lenders under the Senior Credit Facility and the Company’s board of directors in connection with the potential Transactions and not with a view toward public disclosure or toward complying with Generally Accepted Accounting Principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections included below were prepared by, and are the responsibility of, the Company’s management. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, which was June 7, 2010.

Readers of this Form 8-K are cautioned not to place undue reliance on the financial projections set forth below. No one has made or makes any representation to any stockholder or debtholder or any prospective stockholder or debtholder regarding the information included in these projections.

The inclusion of financial projections in this Form 8-K should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update, or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. See “Cautionary Information Regarding Forward-Looking Statements.”

A summary of the management projections is as follows:

	Projections as of June 7, 2010
	Q1 2010A	Q2 2010E	Q3 2010E	Q4 2010E	Q4 2010E
Radio One
Revenue	$50.3	$63.4	$63.9	$59.5	$237.0
Adjusted EBITDA	12.6	21.7	23.5	21.8	79.6

Reach Media
Revenue	8.0	10.2	16.3	11.3	45.7
Adjusted EBITDA	0.0	1.3	5.0	2.7	9.0

Interactive One
Revenue	3.5	4.6	5.3	6.2	19.5
Adjusted EBITDA	(2.1)	(2.0)	(1.7)	(0.4)	(6.2)

TV One
Revenue	25.8	26.1	26.0	26.4	104.3
Adjusted EBITDA(2)	4.2	5.7	6.0	7.1	23.0

Consolidated
Revenue	59.0	75.1	107.8	99.6	341.5
Adjusted EBITDA	10.5	21.0	32.8	31.2	95.5

Attributable EBITDA(3)	$11.4	$22.1	$27.9	$26.8	$88.2


(1) Adjusted EBITDA is defined as net income before interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, other expense(net), and equity in income of affiliated company.

(2) A material portion of TV One’s Adjusted EBITDA is derived from affiliate fees under contractual carriage agreements with cable and satellite operators. These agreements include annual rate increases for TV One subscribers. Pro forma for the Transactions, Radio One’s attributable share of the average future increase in contractual affiliate revenue from rate increases for current TV One subscribers over the next five years would be approximately $7 million. This future increase in revenue is not included in the 2010 TV One projections summarized above.

(3) For the first and second quarter 2010, pro forma attributable EBITDA would have been $12.1 million and $22.4 million, respectively, if Radio One’s ownership in TV One was accounted for and consolidated with the results of Radio One based on its approximately 37% ownership interest on a fully-converted basis as opposed to adjusting the carrying value of its investment which is presented in the consolidated balance sheet of Radio One as investment in affiliated company.

Adjusted EBITDA and Attributable EBITDA are not measures of financial performance under generally accepted accounting principles. The Company believes Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by its management to measure the operating performance of its business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from its acquisitions and debt financing, taxes, impairment charges, as well as its equity in loss of its affiliated company, gain on retirement of debt and any discontinued operations. Accordingly, the Company believes that Adjusted EBITDA provides useful information about the operating performance of its business, apart from the expenses associated with its physical plant, capital structure or the results of its affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in the Company’s industry, although the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Attributable EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of the Company’s performance. A reconciliation of income from continuing operations to Adjusted EBITDA and Attributable EBITDA has been provided below.

	Projections as of June 7, 2010
	Q1 2010A	Q2 2010E	Q3 2010E	Q4 2010E	Q4 2010E
Radio One
(Loss) income from continuing operations	$(0.6)	$7.1	$(1.0)	$(2.6)	$2.9
Plus: Depreciation and amortization	2.5	2.2	2.2	2.1	9.0
Plus: Provision for income taxes	-	2.7	4.8	4.8	12.3
Plus: Interest expense	9.2	9.4	16.5	16.5	51.6
Plus: Stock-based compensation	2.0	2.0	1.0	1.0	6.0
Plus: Other expense, net	0.4	-	-	-	0.4
Less: Equity in income of affiliated company	(0.9)	(1.7)			(2.6)
Adjusted EBITDA	$12.6	$21.7	$23.5	$21.8	$79.6

Reach Media
(Loss) income from continuing operations	$(0.6)	$0.2	$2.2	$0.7	$2.5
Plus: Depreciation and amortization	1.0	1.0	1.0	1.0	4.0
Plus: (Benefit from) provision for income taxes	(0.4)	0.1	1.8	1.0	2.5
Adjusted EBITDA	$0.0	$1.3	$5.0	$2.7	$9.0

Interactive One
Loss from continuing operations	$(3.5)	$(3.9)	$(3.6)	$(1.7)	$(12.7)
Plus: Depreciation and amortization	1.3	1.8	1.9	1.3	6.3
Plus: Stock-based compensation	0.1	0.1	-	-	0.2
Adjusted EBITDA	$(2.1)	$(2.0)	$(1.7)	$(0.4)	$(6.2)

TV One
Income from continuing operations	$3.6	$5.1	$5.3	$6.5	$20.5
Plus: Depreciation and amortization	0.1	0.1	0.2	0.2	0.6
Plus: Stock-based compensation	0.5	0.5	0.5	0.4	1.9
Adjusted EBITDA	$4.2	$5.7	$6.0	$7.1	$23.0

Consolidated
(Loss) income from continuing operations	$(4.7)	$3.4	$2.9	$2.9	$4.5
Plus: Depreciation and amortization	4.8	5.0	5.3	4.6	19.7
Plus: Provision for income taxes	(0.4)	2.8	6.6	5.8	14.8
Plus: Interest expense	9.2	9.4	16.5	16.5	51.6
Plus: Stock-based compensation	2.1	2.1	1.5	1.4	7.1
Plus: Other expense, net	0.4	-	-	-	0.4
Less: Equity in income of affiliated company	(0.9)	(1.7)	-	-	(2.6)
Adjusted EBITDA	$10.5	$21.0	$32.8	$31.2	$95.5
Plus: Equity in income of affiliated company	0.9	1.7	-	-	2.6
Less: Noncontrolling interest in income of subsidiaries	-	(0.6)	(4.9)	(4.4)	(9.9)
Attributable EBITDA(4)	$11.4	$22.1	$27.9	$26.8	$88.2
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(1) Adjusted EBITDA is defined as income from continuing before interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, other expense(net), and equity in income of affiliated company.

 (2) Attributable EBTDA is defined as income from continuing operations before interest income, interest expense, income taxes, depreciation and amortization,  stock-based compensation, other expense(net), and noncontrolling interest in income of subsidiaries.

(3) A material portion of TV One’s EBITDA is derived from affiliate fees under contractual carriage agreements with cable and satellite operators. These agreements include annual rate increases for TV One subscribers. Pro forma for the Transactions, Radio One’s attributable share of the average increase in contractual affiliate revenue from rate increases for current TV One subscribers over the next five years will be approximately $7 million.

(4) For the first and second quarter 2010, pro forma attributable EBITDA would have been $12.1 million and $22.4 million, respectively, if Radio One’s ownership in TV One was accounted for and consolidated with the results of Radio One based on its approximately 37% ownership interest on a fully-converted basis as opposed to adjusting the carrying value of its investment which is presented in the consolidated balance sheet of Radio One as investment in affiliated company.

Private Placement of the Notes

The Exchange Notes and the Second Lien Notes have not been registered under the Securities Act, or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This Form 8-K and the press release attached as Exhibit 99.2 do not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The Offers are being made only pursuant to the Offering Memorandum and related letter of transmittal and subscription materials and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K and the press release attached as Exhibit 99.2 contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management’s current expectations and are based upon information available to the Company at the time of this Form 8-K and press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K, and 10-Q and other filings with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
2.1*	Agreement, dated June 16, 2010, by and among the Company and certain holders of its outstanding debt securities.
99.1	Commitment Letter, exhibits and annexes thereto, dated June 16, 2010, by and among the Company, Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc.
99.2	Press Release dated June 16, 2010.

*  Schedules and similar attachments to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.

Date: June 16, 2010                                                                By: /s/ Peter D. Thompson
       Peter D. Thompson
       Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement, dated June 16, 2010, by and among the Company and certain holders of its outstanding debt securities.
99.1	Commitment Letter, exhibits and annexes thereto, dated June 16, 2010, by and among the Company, Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc.
99.2	Press Release dated June 16, 2010.

*  Schedules and similar attachments to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.